                                                                     Exhibit 4.4

             C-COR.NET CORP. NON-QUALIFIED STOCK OPTION AGREEMENT
             ----------------------------------------------------


          THIS STOCK OPTION AGREEMENT is made and entered into effective as of the Effective Time by and between the Corporation and ____________, an employee of Worldbridge (the "Optionee"), a wholly-owned subsidiary of the Corporation.

          Capitalized terms used herein shall have the meaning assigned to such terms in the attached Appendix.

          WHEREAS, in connection with the Merger Agreement, all options granted by Worldbridge to acquire Worldbridge common stock that were outstanding immediately prior to the Effective Time of the Merger were assumed and converted by the Corporation at the Effective Time into options to acquire Common Stock. Each Worldbridge option was converted into an option (a "C-COR.net Option") to acquire .219166 shares (the "Exchange Ratio") of Common Stock, rounded to the nearest whole share, at an exercise price equal to the exercise price immediately prior to the Effective Time divided by the Exchange Ratio, rounded to the nearest cent; and

          WHEREAS, the Corporation desires to (1) provide a mechanism by which the Corporation can administer the options that were assumed and converted by the Corporation at the Effective Time in connection with the Merger Agreement; and (2) promote the interests of the Corporation by providing the persons holding such options with an opportunity to acquire a proprietary interest in the Corporation as an incentive for them to remain in the service of Worldbridge.

          NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

          1    Assumption and Conversion of Option.  The Optionee's option to
               -----------------------------------
purchase Worldbridge common stock was assumed and converted at the Effective Time pursuant to the terms of the Certificate of Assumption between the Corporation and Optionee attached hereto as Exhibit A.

          2    Timing of Exercise.  All C-COR.net Options are fully vested and
               ------------------
fully exercisable as of the Effective Time, and, as stated in the Certificate of Assumption, will expire with respect to any then unexercised portion on July 1, 2007 (ten (10) years from the date on which the original Worldbridge option was granted).

          3    Manner of Exercise.  This C-COR.net Option shall be exercised by
               ------------------
the Optionee (or other party entitled to exercise the C-COR.net Option under
Section 4 or Section 5
---------    ---------
of this Agreement) by delivering written notice to the Corporation stating the number of shares of Common Stock to be purchased, the person or persons in whose name the shares are to be registered and each such person's address and social security number. Such notice shall not be effective unless accompanied by the full purchase price for all shares so purchased. The purchase price shall be payable in cash (payment in currency or by certified check, cashier's check, postal money order or wire transfer shall be considered payment in cash), in the form of shares of Common Stock already owned by Optionee or shares subject to the C-COR.net Option. In the event of payment in the Corporation's Common Stock, the shares used in payment of the purchase price shall be considered payment to the extent of their Fair Market Value on the date of exercise of this C-COR.net Option. The Corporation shall have the right to require the Optionee to remit to the Corporation an amount of cash sufficient to satisfy any federal state and local withholding tax requirements prior to the delivery of any certificate for such shares.

          4    Nontransferability of Option.  This C-COR.net Option shall not be
               ----------------------------
transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and is exercisable during Optionee's lifetime only by the Optionee. The terms of this C-COR.net Option shall be binding on the executors, administrators, heirs and successors of the Optionee.

          5    Corporate Transaction.
               ---------------------

               5.1 In the event of any Corporate Transaction, each outstanding C-COR.net Option shall be (i) assumed by the successor corporation (or parent thereof) or (ii) replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof) at the time of the Corporate Transaction which provides for subsequent payout in accordance with the same schedule applicable to such C-COR.net Option. The determination of option comparability under clause (ii) above shall be made by the Board, and its determination shall be final, binding and conclusive.

               5.2 Unless otherwise provided by the Board, immediately following the consummation of a Corporate Transaction, all outstanding C-COR.net Options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

               5.3 Each C-COR.net Option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee upon consummation of such Corporate Transaction, had the C-COR.net Option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under this Stock Option Agreement following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding C-COR.net Option, provided the aggregate exercise price payable for such securities shall remain
--------
the same.

               5.4 This Stock Option Agreement shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          6    Termination of Employment.
               -------------------------

               6.1   Termination by Death.  If the Optionee's employment by the
                     --------------------
Corporation or any of its Subsidiaries terminates by reason of death, this C-COR.net Option may thereafter be exercised, to the extent the C-COR.net Option was exercisable at the time of death, by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of twelve months from the date of such death or until the expiration of the stated term of the C-COR.net Option, whichever period is the shorter.

               6.2   Termination by Reason of Disability.  If the Optionee's
                     -----------------------------------
employment by the Corporation or any of its Subsidiaries terminates by reason of Disability, this C-COR.net Option may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of termination, for a period of three years from the date of such termination of employment or until the expiration of the stated term of the C-COR.net Option, whichever period is the shorter; provided, however, that, if the Optionee dies within such three-year period, the C-COR.net Option shall be thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of the C-COR.net Option, whichever period is shorter.

               6.3   Termination by Reason of Early or Normal Retirement.  If
                     ---------------------------------------------------
the Optionee's employment by the Corporation or any of its Subsidiaries terminates by reason of Normal Retirement or Early Retirement, this C-COR.net Option may thereafter be exercised to the extent the C-COR.net Option was exercisable at the time of such Retirement, for a period of three years from the date of such termination of employment or until the expiration of the stated term of the C-COR.net Option, whichever period is shorter; provided, however, that if the Optionee dies within such three-year period, the C-COR.net Option shall thereafter be exercisable to the extent to which it was exercisable to the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of the C-COR.net Option, whichever period is shorter.

               6.4   Other Termination.  Unless otherwise determined by the
                     -----------------
Board of Directors following the date hereof, if the Optionee's employment by the Corporation or any of its Subsidiaries is voluntarily terminated or involuntarily terminated for any reason other than death, Disability, Normal Retirement or Early Retirement, this C-COR.net Option shall thereupon terminate, except that this C-COR.net Option may be exercised by the Optionee, to the extent otherwise then exercisable, for a period of three months from the date of such termination of employment or the expiration of the C-COR.net Option's term (whichever period is the shorter) if the involuntary termination is without Cause.

          7    Adjustment.  In the event of any merger, reorganization
               ----------
consolidation, recapitalization, extraordinary cash dividend, stock dividend, stock split or other change in corporate structure affecting the Common Stock, the number of shares of Common Stock subject to this C-COR.net Option and the exercise price per share of such shares may be adjusted by the Corporation on a pro rata basis to reflect such change.

          8    No Rights Until Exercise.  The Optionee shall have no rights
               ------------------------
hereunder as a shareholder with respect to any shares subject to this C-COR.net Option until the date of the issuance of a stock certificate to him for such shares upon due exercise of this C-COR.net Option.

          9    Amendment.  The Corporation may amend the terms of this C-COR.net
               ---------
Option, prospectively or retroactively, but, no such amendment shall impair the rights of the Optionee hereunder without the Optionee's consent.

          10   Notices.  All notices required to be given under this C-COR.net
               -------
Option shall be deemed to be received if delivered or mailed as provided for herein, to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

     To the Corporation:      C-COR.net Corp
                              60 Decibel Road
                              State College, PA 16801

     To the Optionee:         _______________________
                              _______________________
                              _______________________

          IN WITNESS WHEREOF, the parties have caused this Stock Option Agreement to be duly executed as of the day and year first above written.

                                   CORPORATION:

                                   C-COR.NET CORP.


                                   By:_____________________________________
                                          William T. Hanelly
                                          Chief Financial Officer


                                   OPTIONEE:



                                   ________________________________________
                                         _____________________________

                                    APPENDIX
                                    --------


          The following definitions shall be in effect under this Stock Option
Agreement:

          1.   "Board" shall mean the Corporation's Board of Directors.
               -------

          2.   "Cause" means (i) a felony conviction or the failure to contest
               -------
prosecution for a felony conviction, or (ii) willful Misconduct or dishonesty, which is directly and materially harmful to the business or reputation of the Corporation or any Subsidiary or affiliate.

          3.   "Code" shall mean the Internal Revenue Code of 1986, as amended.
               ------

          4.   "Common Stock" shall mean the Corporation's common stock, $0.05
               --------------
par value.

          5.   "Corporate Transaction" shall mean any of the following
               -----------------------
transactions:

               (a) a merger or consolidation in which securities possessing more than 50 percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction,

               (b) the sale, transfer or other disposition of all or substantially all of the Corporation's assets or capital stock, or

               (c) a tender or exchange offer in which, after the consummation of the offer, the offeror is the beneficial owner (as determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended), directly or indirectly, of at least 15 percent of the outstanding Common Stock.

          6.   "Corporation" shall mean C-COR.net Corp., a Pennsylvania
               -------------
corporation.

          7.   "Disability" shall mean the inability of the Optionee to engage
               ------------
in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

          8.   "Early Retirement" shall mean retirement with the express consent
               ------------------
of the Corporation or any of its Subsidiaries at or before the time of such retirement, from active employment with the Corporation or any of its Subsidiaries or affiliates prior to age 65, in accordance with any applicable early retirement policy of the Corporation or any of its Subsidiaries then in effect.

          9.   "Effective Time" shall mean the time that the Merger was
               ----------------
consummated on February 18, 2000 when the Certificate of Merger was filed with the Secretary of State of the State of Delaware.

          10.  "Employee" shall mean an individual who is in the employ of the
               ----------
Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          11.  "Exercise Date" shall mean the date on which the Corporation
               ---------------
shall have received written notice of the C-COR.net Option exercise.

          12.  "Fair Market Value" per share of Common Stock on any relevant
               -------------------
date shall be determined in accordance with the following provisions:

               (a) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               (b) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               (c) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Board after taking into account such factors as the Board shall deem appropriate.

          13.  "Incentive Option" shall mean an option which satisfies the
               ------------------
requirements of Code Section 422.

          14.  "Involuntary Termination" shall mean the termination of the
               -------------------------
Service of any individual which occurs by reason of:

               (a) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

               (b) such individual's voluntary resignation following (1) a change in his or her position with the Corporation or any Subsidiary which materially reduces his or her level of responsibility, (2) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in corporate performance based bonus or incentive programs) by more than fifteen percent (15%) or (3) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the individual's consent.

          15.  "Merger" shall mean the merger consummated as of the Effective
               --------
Time pursuant to the terms and conditions of the Merger Agreement.

          16.  "Merger Agreement" shall mean the Agreement and Plan of Merger
               ------------------
dated January 19, 2000 among the Corporation, C-COR.net Services Acquisition Corp. and Worldbridge.

          17.  "Misconduct" shall mean the commission of any act of fraud,
               ------------
embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary).

          18.  "Non-Qualified Option" shall mean an option not intended to
               ----------------------
satisfy the requirements of Code Section 422.

          19.  "Normal Retirement" means retirement from active employment with
               -------------------
the Corporation or any Subsidiary or affiliate on or after age 65.

          20.  "Parent" shall mean any corporation in an unbroken chain of
               --------
corporations ending with the Corporation, provided each corporation in the unbroken chain owns, at the time of the determination, stock possessing 50 percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          21.  "Service" shall mean the provision of services to the Corporation
               ---------
(or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

          22.  "Stock Exchange" shall mean either the American Stock Exchange or
               ----------------
the New York Stock Exchange.

          23.  "Subsidiary" shall mean any corporation in an unbroken chain of
               ------------
corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50 percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          24.         "Worldbridge" shall mean Worldbridge Broadband Services,
                      -------------
Inc., a Delaware corporation.

                                   EXHIBIT A
              (Certificate of Assumption for ____________________)